UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): October 6, 2008

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 City West Boulevard Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2008, Omega Protein Corporation (the “Company”) entered into the First Amendment to Credit Agreement, effective as of September 29, 2008 (the “First Amendment”), which amends the Credit Agreement dated as of March 26, 2007, among the Company, Omega Protein, Inc., the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Lender, Swing Line Lender and Letter of Credit Issuer. The First Amendment amends the (i) definitions of “Consolidated Fixed Charge Coverage Ratio” and “Consolidated Leverage Ratio” to remove the references contained therein to the delivery of financial statements and (ii) financial covenant with respect to Consolidated Capital Expenditures (as defined in the Credit Agreement) to increase the limit on Consolidated Capital Expenditures from $15 million to $21 million for the fiscal year 2008, with the limit returning to $15 million for any fiscal year thereafter. The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 First Amendment to Credit Agreement effective as of September 29, 2008, among Omega Protein Corporation, Omega Protein, Inc., the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Lender, Swing Line Lender and Letter of Credit Issuer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: October 9, 2008.	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary